UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2010

ZANDARIA VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-127389	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 292, West Palm Beach, FL  33411

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 228-6148

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a.) and (b.)	On March 8, 2010, J. Francisco Terreforte resigned his position as Chief Executive Officer, and Director of Zandaria Ventures, Inc., (the “Company”). At the time of the resignation there was no disagreement between Mr. Terreforte and the Company and the resignation was solely for personal reasons.

(c.) and (d.)	On March 8, 2010 one (1) new director was added pending the next annual meeting for the election of directors. Existing director, J Francisco Terreforte, nominated and appointed Kam Shah to serve as a Director until the next shareholder election of directors. Following acceptance of the directorship, Mr. Shah was appointed Chief Financial Officer, President, and Chairman of the Board of Directors. Following this action, on March 8, 2010, Mr. Terreforte resigned as a Director as outlined in (a.) and (b.) above, effective immediately.

    Kam Shah, age 59, Sole Officer and Director, is a CPA in good standing with the American Institute of Certified Public Accountants (United States) and is a CA in good standing with the Canadian Institute of Chartered Accountants.  Mr. Shah is the Chief Executive Officer and Chief Financial Officer for Bontan Corporation, Inc., (“Bontan”), a company engaged in the resource sector that is currently traded on the OTCBB under the symbol “BNTNF”.  Mr. Shah has been in these capacities since July 2004.

SIGNATURES

    Pursuant to the requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDARIA VENTURES, INC.

April 14, 2010	By:	/s/ Kam Shah
Name: Kam Shah
Title: President